Exhibit 99.1
Savers Value Village, Inc. Reports First Quarter Financial Results and Acquisition of Thrift Store Chain with Seven Locations in Georgia
Sales increased 2.5%
Comparable store sales increased 0.3%
Entering the U.S. Southeast with seven store acquisition
Net store growth now targeted at 29 in 2024 with acquisition
Bellevue, WA - May 9, 2024 – Savers Value Village, Inc. (NYSE: SVV), (the “Company”) today announced financial results for the thirteen weeks ended March 30, 2024 (the “first quarter”).
Highlights for the First Quarter, Compared to the thirteen weeks ended April 1, 2023
•Net sales increased 2.5% to $354.2 million.
•Comparable store sales increased 0.3%, with the United States (“U.S.”) up 2.3% and Canada down 2.6%.
•Sales yield2 increased 1.4% to $1.41 per pound.
•The Company ended the first quarter with 326 stores, increasing its store count by 2.8%.
•Net loss of $0.5 million, or $0.00 per diluted share.
•Adjusted net income1 increased 32.3% to $13.9 million and Adjusted net income per diluted share1 was $0.08.
•Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”)1 increased 2.1% to $60.3 million, and Adjusted EBITDA margin1 decreased 10 basis points to 17.0%. Changes in foreign currency rates positively impacted Adjusted EBITDA1 by $0.2 million during the first quarter.
•Total active members enrolled in our U.S. and Canadian loyalty programs increased 12.2% to 5.5 million.
Mark Walsh, Chief Executive Officer, commented, “Our first quarter results were in line with our expectations and guidance. Demand trends in the U.S. were strong and relatively consistent throughout the quarter, our new stores are performing well and ramping in line with plan, and the acquisition in Georgia provides an entry point into a new and high-growth region where we have no presence. With this acquisition, we now plan to add a total of 29 net new stores this year. While the macro environment in Canada is putting some pressure on our lower income customer segment, we have aligned processing levels to recent demand trends. We have also taken a number of steps to strengthen our balance sheet over the past several months and expect to end the year with net leverage around 1.5 times.”

[1] Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as well as amounts presented on a constant currency basis, are not measures recognized under U.S. generally accepted accounting principles (“GAAP”). For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures”, “Constant Currency” and the accompanying financial tables which reconcile GAAP financial measures to these non-GAAP measures.
2 We define sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis.

Subsequent Events
Acquisition of Thrift Store Chain with Seven Locations in Atlanta, GA
On May 6, 2024, the Company acquired 2 Peaches Group, LLC (“2 Peaches”), a thrift store chain with seven locations in the Atlanta, Georgia metropolitan area. The acquired stores are the Company’s first locations in the state of Georgia and will serve as a base for the Company’s entrance and expansion into the southeast region of the U.S.
Michael Maher Named as Chief Financial Officer
In a separate press release dated May 9, 2024, the Company announced that Michael Maher has been appointed to the role of Chief Financial Officer (“CFO”), replacing current CFO, Jay Stasz, effective May 13, 2024. Mr. Maher will be based at the Company’s headquarters in Bellevue, Washington and will report to Mark Walsh, Chief Executive Officer. In order to assist with a successful transition, Mr. Stasz has agreed to remain employed by the Company in an advisory role through August 12, 2024.
Mr. Maher is a seasoned finance leader, bringing to the Company over 25 years of experience in the retail and consumer sectors. Most recently, he served as Interim Chief Financial Officer at Nordstrom, Inc., where he spent over 13 years in various senior finance roles and was instrumental in guiding the company through periods of transformation. His extensive finance expertise includes all aspects of business development, financial planning, accounting, reporting, treasury, tax and investor relations. He holds a Bachelor of Arts in Business Economics from the University of California, Los Angeles.
Fiscal 2024 Outlook
The Company’s updated outlook for the fifty-two weeks ended December 28, 2024 (“fiscal 2024”) is as follows:
•Store base increase of approximately 29, consisting of 22 new stores (unchanged) and 7 stores from our Two Peaches acquisition;
•Total net sales of approximately from $1.57 to $1.59 billion (unchanged);
•Comparable store sales growth of approximately from 2% to 3% (unchanged);
•Net income of approximately $85 million to $92 million (from $78 million previously);
•Adjusted net income1 of approximately $126 million to $133 million (from $123 million previously);
•Adjusted EBITDA2 of approximately $330 million to $340 million (from $340 million previously);
•Capital expenditures of approximately $105 to $115 million (unchanged); and
•Diluted weighted average common shares outstanding of approximately 171 million (from 172 million previously).
Included in the outlook figures contained above is contribution from the Company’s acquisition of 2 Peaches. The 2 Peaches acquisition closed on May 6, 2024 and will add seven stores to the U.S. operations beginning in the second quarter ending June 30, 2024. For the period of May 7, 2024 to December 28, 2024, the acquisition is expected to generate approximately $7 million in net sales.

1 Adjusted net income is not a measure recognized under GAAP. For additional information on our use of non-GAAP financial measures, see “Non-GAAP Financial Measures” and the accompanying financial tables which reconcile GAAP financial measures to non-GAAP measures.
2 Adjusted EBITDA is not a measure recognized under GAAP. We have not reconciled guidance for Adjusted EBITDA to the corresponding GAAP financial measure because we cannot determine the probable significance of the various reconciling items, as certain items are outside of our control and cannot be reasonably predicted due to the fact that these items could vary significantly period to period. Accordingly, reconciliations to the corresponding GAAP financial measure are not available without unreasonable effort.

Conference Call Information
A conference call to discuss the first quarter financial results is scheduled for today, May 9, 2024, at 4:30 p.m. ET.
Investors and analysts who wish to participate in the call are invited to dial +1 800 549 8228 (international callers, please dial +1 289 819 1520) approximately 10 minutes prior to the start of the call. Please reference Conference ID 87107 when prompted. A live webcast of the conference call will be available over the Internet, which you may access by logging on to the Investor Relations section on the Company’s website at https://ir.savers.com/events-and-presentations/default.aspx.
A recorded replay of the call will be available shortly after the conclusion of the call and remain available until May 23, 2024. To access the telephone replay, dial +1 888 660 6264 (international callers, please dial +1 289 819 1325). The access code for the replay is 87107#. A replay of the webcast will also be available within two hours of the conclusion of the call and will remain available on the website for one year.
About the Savers Value Village™ family of thrift stores
As the largest for-profit thrift operator in the U.S. and Canada for value priced pre-owned clothing, accessories and household goods, our mission is to champion reuse and inspire a future where secondhand is second nature. Learn more about the Savers family of thrift stores, our impact, and the #ThriftProud movement at savers.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and are made in reliance on the safe harbor protections provided thereunder. Forward looking statements can be identified by words such as “could,” “may,” “might,” “will,” “likely,” “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “continues,” “projects” and similar references to future periods, or by the inclusion of forecasts or projections, the outlook for the Company’s future business, prospects, financial performance, including its fiscal 2024 outlook or financial guidance, and industry outlook. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, the Company’s actual results may differ materially from those contemplated by the forward-looking statements. Some of the factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include, but are not limited to: the impact on both the supply and demand for the Company’s products caused by general economic conditions and changes in consumer confidence and spending; the Company’s ability to anticipate consumer demand and to source and process a sufficient quantity of quality secondhand items at attractive prices on a recurring basis; risks related to attracting new, and retaining existing customers, including by increasing acceptance of secondhand items among new and growing customer demographics; risks associated with its status as a “brick and mortar” only retailer and its lack of operations in the growing online retail marketplace; its failure to open new profitable stores, or successfully enter new markets on a timely basis or at all; risks associated with doing business with international manufacturers and suppliers including, but not limited to, transportation and shipping challenges, regulatory risks in foreign jurisdictions (particularly in Canada, where the Company maintains extensive operations) and exchange rate risks, which the Company may not choose to fully hedge; the loss of, or disruption or interruption in the operations of, its centralized distribution centers; risks associated with litigation, the expense of defense, and the potential for adverse outcomes; its failure to properly hire and to retain key personnel and other qualified personnel or to manage labor costs; risks associated with the timely and effective deployment, protection, and defense of computer networks and other electronic systems, including e-mail; changes in government regulations, procedures and requirements; its ability to maintain an effective system of internal controls and produce timely and accurate financial statements or comply with applicable regulations; risks associated with heightened geopolitical instability due to the conflicts in the Middle East and Eastern Europe; the outbreak of viruses or widespread illness, such as the COVID-19 pandemic, natural disasters or other highly disruptive events and regulatory responses thereto; together with each of the other factors set forth under the heading “Risk Factors” in its filings with the United States Securities and Exchange Commission (“SEC”). Any forward-looking statement made by us in this press release speaks only as of the date on which it is made, and while we believe that information forms a reasonable basis for such statements, that information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Moreover, factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. The Company is not under any obligation (and specifically disclaims any such obligation) to update or alter these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Non-GAAP Financial Measures
The Company reports its financial results in accordance with GAAP. Non-GAAP financial measures used by the Company include Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin. The Company has included these non-GAAP financial measures in this press release as they are key measures used by its management and its board of directors to evaluate its operating performance and the effectiveness of its business strategies, make budgeting decisions, and evaluate compensation decisions. Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools and you should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP. There are limitations to using non-GAAP financial measures, including those amounts presented in accordance with the Company’s definitions of Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, as they may not be comparable to similar measures disclosed by its competitors, because not all companies and analysts calculate Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin in the same manner. Because of these limitations, you should consider Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including, as applicable, net income and the Company’s other GAAP results. The Company presents Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin because we consider these meaningful measures to share with investors because they best allow comparison of the performance of one period with that of another period. In addition, by presenting Adjusted net income, Adjusted net income per diluted share, Adjusted EBITDA and Adjusted EBITDA margin, we provide investors with management’s perspective of the Company’s operating performance.
Adjusted net income is defined as net loss excluding the impact of loss on extinguishment of debt, IPO-related stock-based compensation expense, transaction costs, dividend-related bonus, loss (gain) on foreign currency net, certain other adjustments, the tax effect on the above adjustments, and the excess tax benefit from stock option exercises. The Company defines Adjusted net income per diluted share as Adjusted net income divided by adjusted diluted weighted average common shares outstanding.
The Company defines Adjusted EBITDA as net loss excluding the impact of interest expense, net, income tax benefit, depreciation and amortization, loss on extinguishment of debt, stock-based compensation expense, non-cash occupancy-related costs, lease intangible asset expense, pre-opening expenses, store closing expenses, transaction costs, dividend-related bonus, loss (gain) on foreign currency, net and certain other adjustments. The Company defines Adjusted EBITDA margin as Adjusted EBITDA divided by net sales, expressed as a percentage.
Constant Currency
The Company reports certain operating results on a constant-currency basis in order to facilitate period-to-period comparisons of its results without regard to the impact of fluctuating foreign currency exchange rates. The term foreign currency exchange rates refers to the exchange rates used to translate the Company's operating results for all countries where the functional currency is not the U.S. Dollar into U.S. Dollars. Because the Company is a global company, foreign currency exchange rates used for translation may have a significant effect on its reported results. In general, given the Company's significant operations in Canada, the Company's financial results are affected positively by a weakening of the U.S. Dollar against the Canadian Dollar and are affected negatively by a strengthening of the U.S. Dollar against the Canadian Dollar. References to operating results on a constant-currency basis mean operating results without the impact of foreign currency exchange rate fluctuations.
The Company believes disclosure of constant-currency net sales is helpful to investors because it facilitates period-to-period comparisons of its results by increasing the transparency of its underlying performance by excluding the impact of fluctuating foreign currency exchange rates. However, constant-currency results are non-GAAP financial measures and are not meant to be considered as an alternative or substitute for comparable measures prepared in accordance with GAAP. Constant-currency results have no standardized meaning prescribed by GAAP, are not prepared under any comprehensive set of accounting rules or principles and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Constant-currency results have limitations in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. During the thirteen weeks ended March 30, 2024, as compared to the thirteen weeks ended April 1, 2023, the U.S. Dollar was weaker relative to the Canadian Dollar but stronger relative to the Australian Dollar which overall resulted in a favorable foreign currency impact on our operating results. To present this information, our current operating results in currencies other than the U.S. dollar are converted into U.S. dollars using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect.

Investor Contact:
John Rouleau/Lyn Walther
ICR, Inc.
Investors@savers.com

Media Contact:
Edelman Smithfield | 713.299.4115 | Savers@edelman.com
Savers | 206.228.2261 | sgaugl@savers.com

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Balance Sheets
(All amounts in thousands, except per share amounts, unaudited)

	March 30, 2024	December 30, 2023
Current assets:
Cash and cash equivalents	$102,183	$179,955
Trade receivables, net	12,557	11,767
Inventories	35,325	32,820
Prepaid expenses and other current assets	31,911	25,691
Derivative assets – current	36,133	7,691
Total current assets	218,109	257,924
Property and equipment, net	236,068	229,405
Right-of-use lease assets	515,224	499,375
Goodwill	681,520	687,368
Intangible assets, net	163,977	166,681
Other assets	3,057	3,133
Derivative assets – non-current	—	23,519
Total assets	$1,817,955	$1,867,405
Current liabilities:
Accounts payable and accrued liabilities	$93,447	$92,550
Accrued payroll and related taxes	44,001	65,096
Lease liabilities – current	77,829	79,306
Current portion of long-term debt and short-term borrowings	6,000	4,500
Total current liabilities	221,277	241,452
Long-term debt, net	735,863	784,593
Lease liabilities – non-current	438,994	419,407
Deferred tax liabilities, net	6,954	27,909
Other liabilities	19,910	17,989
Total liabilities	1,422,998	1,491,350
Stockholders’ equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	615,196	593,109
Accumulated deficit	(248,008)	(247,541)
Accumulated other comprehensive income	27,769	30,487
Total stockholders’ equity	394,957	376,055
Total liabilities and stockholders’ equity	$1,817,955	$1,867,405

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Net Loss
(All amounts in thousands, except per share amounts, unaudited)

	Thirteen Weeks Ended
	March 30, 2024		April 1, 2023
	Amount	% of Sales	Amount	% of Sales
Net sales	$354,172	100.0%	$345,684	100.0%
Operating expenses:
Cost of merchandise sold, exclusive of depreciation and amortization	158,164	44.7	145,753	42.1
Salaries, wages and benefits	83,697	23.6	92,632	26.8
Selling, general and administrative	77,743	22.0	77,045	22.3
Depreciation and amortization	18,301	5.1	14,484	4.2
Total operating expenses	337,905	95.4	329,914	95.4
Operating income	16,267	4.6	15,770	4.6
Other (expense) income
Interest expense, net	(16,076)	(4.5)	(24,470)	(7.1)
(Loss) gain on foreign currency, net	(956)	(0.3)	1,295	0.4
Other expense, net	(106)	—	(216)	(0.1)
Loss on extinguishment of debt	(4,088)	(1.2)	(6,011)	(1.7)
Other expense, net	(21,226)	(6.0)	(29,402)	(8.5)
Loss before income taxes	(4,959)	(1.4)	(13,632)	(3.9)
Income tax benefit	(4,492)	(1.3)	(3,437)	(1.0)
Net loss	$(467)	(0.1)%	$(10,195)	(2.9)%
Net loss per share, basic	$(0.00)		$(0.07)
Net loss per share, diluted	$(0.00)		$(0.07)
Basic weighted average shares outstanding	161,247		141,695
Diluted weighted average shares outstanding	161,247		141,695

SAVERS VALUE VILLAGE, INC.
Condensed Consolidated Statements of Cash Flows
(All amounts in thousands, unaudited)

	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023
Cash flows from operating activities:
Net loss	$(467)	$(10,195)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	19,129	917
Amortization of debt issuance costs and debt discount	1,401	1,466
Depreciation and amortization	18,301	14,484
Operating lease expense	31,450	29,392
Deferred income taxes, net	(20,811)	(8,611)
Loss on extinguishment of debt	4,088	6,011
Other items	(1,991)	(3,905)
Changes in operating assets and liabilities:
Trade receivables	(683)	(1,043)
Inventories	(2,590)	(3,328)
Prepaid expenses and other current assets	(6,291)	(1,014)
Accounts payable and accrued liabilities	1,234	2,351
Accrued payroll and related taxes	(20,465)	(14,292)
Operating lease liabilities	(29,283)	(27,830)
Other liabilities	1,178	763
Net cash used in operating activities	(5,800)	(14,834)
Cash flows from investing activities:
Purchases of property and equipment	(22,494)	(20,799)
Settlement of derivative instruments, net	(59)	(51)
Net cash used in investing activities	(22,553)	(20,850)
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net	—	529,247
Principal payments on long-term debt	(51,000)	(235,463)
Payment of debt issuance costs	(111)	(4,359)
Prepayment premium on extinguishment of debt	(1,485)	—
Advances on revolving line of credit	—	35,000
Repayments of revolving line of credit	—	(47,000)
Proceeds from stock option exercises	2,958	—
Dividends paid	—	(262,235)
Repurchase of shares and shares withheld to cover taxes	—	(345)
Settlement of derivative instrument, net	2,362	1,785
Principal payments on finance lease liabilities	(346)	—
Net cash (used in) provided by financing activities	(47,622)	16,630
Effect of exchange rate changes on cash and cash equivalents	(1,797)	(124)
Net change in cash and cash equivalents	(77,772)	(19,178)
Cash and cash equivalents at beginning of period	179,955	112,132
Cash and cash equivalents at end of period	$102,183	$92,954

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net Loss Per Common Share Calculation
(Unaudited)
The following unaudited table sets forth the computation of net loss per basic and diluted share as shown on the face of the accompanying condensed consolidated statements of net loss:

	Thirteen Weeks Ended
(in thousands, except per share data)	March 30, 2024	April 1, 2023
Numerator
Net loss	$(467)	$(10,195)
Denominator
Basic weighted average common shares outstanding	161,247	141,695
Dilutive effect of employee stock options and awards	—	—
Diluted weighted average common shares outstanding	161,247	141,695
Net loss per share
Basic	$(0.00)	$(0.07)
Diluted	$(0.00)	$(0.07)

SAVERS VALUE VILLAGE, INC.
Supplemental Detail on Net Sales by Segment
(Unaudited)
The following unaudited table presents net sales by segment for the periods presented:

	Thirteen Weeks Ended
(dollars in thousands)	March 30, 2024	April 1, 2023	$ Change	% Change
U.S. Retail	$192,580	$184,021	$8,559	4.7%
Canada Retail	134,119	133,273	846	0.6
Other	27,473	28,390	(917)	(3.2)
Total net sales	$354,172	$345,684	$8,488	2.5%

SAVERS VALUE VILLAGE, INC.
Supplemental Information
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
The following information relates to non-GAAP financial measures and should be read in conjunction with the investor call held on May 9, 2024, discussing the Company’s financial condition and results of operations for the first quarter.

The following unaudited table presents a reconciliation of net loss and net loss per diluted share on a GAAP basis to Adjusted net income and Adjusted net income per diluted share for the periods presented:

	Thirteen Weeks Ended
(in thousands, except per share amounts)	March 30, 2024	April 1, 2023
Net loss:
Net loss	$(467)	$(10,195)
Loss on extinguishment of debt(1)(2)	4,088	6,011
IPO-related stock-based compensation expense(1)(3)	17,993	—
Transaction costs(1)(4)	2,257	940
Dividend-related bonus(1)(5)	—	24,097
Loss (gain) on foreign currency, net(1)	956	(1,295)
Other adjustments(1)(6)	2	(634)
Tax effect on adjustments(7)	(7,938)	(8,444)
Excess tax benefit from stock option exercises	(3,028)	—
Adjusted net income	$13,863	$10,480

Net loss per share - diluted(8):
Net loss per diluted share	$(0.00)	$(0.07)
Loss on extinguishment of debt(1)(2)	0.02	0.04
IPO-related stock-based compensation expense(1)(3)	0.11	—
Transaction costs(1)(4)	0.01	0.01
Dividend-related bonus(1)(5)	—	0.16
Loss (gain) on foreign currency, net(1)	0.01	(0.01)
Other adjustments(1)(6)	—	—
Tax effect on adjustments(7)	(0.05)	(0.06)
Excess tax benefit from stock option exercises	(0.02)	—
Adjusted net income per diluted share	$0.08	$0.07
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024, the partial redemption of our Senior Secured Notes on March 4, 2024, and the partial repayment of outstanding borrowings under the Term Loan Facility on February 6, 2023.
(3)Reflects stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(5)Represents dividend-related bonus and related payroll taxes paid in conjunction with our February 2023 dividend.
(6)The thirteen weeks ended April 1, 2023 includes legal settlement proceeds of $0.5 million.
(7)Tax effect on adjustments is calculated based on the forecasted effective tax rate for the fiscal year.
(8)For the thirteen weeks ended March 30, 2024 and April 1, 2023, Adjusted net income per diluted share includes 6,782 and 4,644 of potential shares of common stock, respectively, relating to awards of stock options and restricted stock units that were excluded from the calculation of GAAP diluted net loss per share as their inclusion would have had an antidilutive effect.

A reconciliation of the Company’s fiscal 2024 outlook for net income on a GAAP basis to Adjusted net income is presented in the table below:

	Fifty-Two Weeks Ended
(in millions)	December 28, 2024
	Low End	High End
Net income:
Net income	$85	$92
Loss on extinguishment of debt(1)(2)	4	4
IPO-related stock-based compensation expense(1)(3)	56	56
Transaction costs(1)(4)	2	2
Loss on foreign currency, net(1)	2	2
Tax effect on adjustments	(20)	(20)
Excess tax benefit from stock option exercises	(3)	(3)
Adjusted net income	$126	$133
(1)Presented pre-tax.
(2)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024 and the partial redemption of our Senior Secured Notes on March 4, 2024,
(3)Reflects stock-based compensation expense for performance-based options triggered by the completion of our IPO and expense related to restricted stock units issued in connection with the Company’s IPO.
(4)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.

The following unaudited table presents a reconciliation of GAAP net loss to Adjusted EBITDA for the periods presented:

	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023
(in thousands)
Net loss	$(467)	$(10,195)
Interest expense, net	16,076	24,470
Income tax benefit	(4,492)	(3,437)
Depreciation and amortization	18,301	14,484
Loss on extinguishment of debt(1)	4,088	6,011
Stock-based compensation expense(2)	19,129	917
Non-cash occupancy-related costs(3)	1,993	697
Lease intangible asset expense(4)	877	1,126
Pre-opening expenses(5)	1,502	1,378
Store closing expenses(6)	53	448
Transaction costs(7)	2,257	940
Dividend-related bonus(8)	—	24,097
Loss (gain) on foreign currency, net	956	(1,295)
Other adjustments(9)	2	(634)
Adjusted EBITDA	$60,275	$59,007
Net loss margin	(0.1)%	(2.9)%
Adjusted EBITDA margin	17.0%	17.1%
(1)Removes the effects of the loss on extinguishment of debt in relation to the repricing of outstanding borrowings under the Term Loan Facility on January 30, 2024, the partial redemption of our Senior Secured Notes on March 4, 2024, and the partial repayment of outstanding borrowings under the Term Loan Facility on February 6, 2023.
(2)Represents non-cash stock-based compensation expense related to stock options and restricted stock units granted to certain of our employees and directors.

(3)Represents the difference between cash and straight-line lease expense.
(4)Represents lease expense associated with acquired lease intangibles. Prior to the adoption of Topic 842, this expense was included within depreciation and amortization.
(5)Pre-opening expenses include expenses incurred in the preparation and opening of new stores and processing locations, such as payroll, training, travel, occupancy and supplies.
(6)Costs associated with the closing of certain retail locations, including lease termination costs, amounts paid to third parties for rent reduction negotiations, and fees paid to landlords for store closings.
(7)Transaction costs are comprised of non-capitalizable expenses related to offering costs, debt transactions and acquisitions.
(8)Represents dividend-related bonus and related taxes paid in conjunction with our February 2023 dividend.
(9)The thirteen weeks ended April 1, 2023 includes legal settlement proceeds of $0.5 million.

Constant-currency
The Company calculates constant-currency net sales by translating current-period net sales using the average exchange rates from the comparative prior period rather than the actual average exchange rates in effect. The Company’s constant-currency net sales is not a financial measure prepared in accordance with GAAP.

The following unaudited table presents a reconciliation of GAAP net sales to constant-currency net sales for the periods presented:

	Thirteen Weeks Ended
(dollars in thousands)	March 30, 2024	April 1, 2023	$ Change	% Change
Net sales	$354,172	$345,684	$8,488	2.5%
Impact of foreign currency	(20)	n/a	(20)	n/m
Constant-currency net sales	$354,152	$345,684	$8,468	2.4%

n/a - not applicable n/m - not meaningful

Supplemental Metrics
We use the supplemental metrics below to evaluate the performance of our business, identify trends, formulate financial projections and make strategic decisions. The Company believes that these metrics provide useful information to investors and others in understanding and evaluating its results of operations in the same manner as its management team.

The following unaudited table summarizes certain supplemental metrics for the periods presented:

	Thirteen Weeks Ended
	March 30, 2024	April 1, 2023
Comparable Store Sales Growth (1)
United States	2.3%	5.6%
Canada	(2.6)%	9.0%
Total (2)	0.3%	7.2%
Number of Stores
United States	155	152
Canada	159	153
Total (2)	326	317
Processed Supply Volume (lbs mm)	238	240
Sales Yield (3)	$1.41	$1.39
(1)Comparable store sales growth is the percentage change in comparable store sales over the comparable period in the prior fiscal year. We define comparable store sales to be sales by stores that have been in operation for all or a portion of two consecutive fiscal years, or, in other words, stores that are starting their third fiscal year of operation. In fiscal year 2023, comparable store sales growth excludes stores acquired in the 2nd Ave. Acquisition because those stores were not yet fully integrated during the prior year.
(2)Total comparable store sales growth and total number of stores include our Australia retail locations, in addition to retail stores in the U.S. and Canada.
(3)We define sales yield as retail sales generated per pound processed on a currency neutral and comparable store basis.